Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO GUARANTEE AGREEMENT

This Amendment No. 3 to Guarantee Agreement, dated as of December 12, 2013 (this “Amendment”) is made by and among Robert F. X. Sillerman (in his capacity as an individual and not as an officer, director or member (or other similar analogous role) of any entity), and his successors and permitted assigns (collectively, the “Individual Guarantor”), Barclays Bank PLC, as a lender and as collateral agent (the “Collateral Agent”) on behalf of the Secured Parties and the other lenders party to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, reference is made to the Guarantee Agreement, dated as of March 15, 2013, as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of June 5, 2013, as further amended by that certain Amendment No. 2 to Guarantee Agreement, dated as of August 20, 2013 (as further amended, restated, extended, supplemented, modified and otherwise in effect to the date hereof, the “Guarantee”), between the Individual Guarantor and the Collateral Agent;

WHEREAS, reference is made to the Credit Agreement, dated as of March 15, 2013, between SFX Intermediate Holdco II LLC, a Delaware limited liability company (the “Borrower”), SFX Intermediate Holdco I LLC (“Holdings”), the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent (as amended, restated, supplemented waived and/or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the subsidiaries of the Parent Company include subsidiaries that constitute Loan Parties under the Credit Agreement and other subsidiaries that do not constitute Loan Parties under the Credit Agreement;

WHEREAS, the Parent Company effects from time to time certain acquisitions and other initiatives through its subsidiaries that are not Loan Parties and from time to time the Individual Guarantor is asked to provide credit support and/or credit enhancement in connection with such acquisitions and initiatives; and

WHEREAS, the Individual Guarantor has requested that the debt covenant contained in the Guarantee be amended in order to provide the Individual Guarantor greater flexibility to provide such credit assurance.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Individual Guarantor, the Collateral Agent and the Lenders hereby agree as follows:

Section 1.                                          Defined Terms.  All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Guarantee.

Section 2.                                          Amendment to the Guarantee.  The Guarantee is hereby amended as follows:

(a)                                 Clause (z) of Section 2(c)(i) of the Guarantee is hereby restated in its entirety to read as follows:

(z) additional Indebtedness, in any case not to be secured by any Cash Account at any time, in an aggregate principal amount not to exceed at any time outstanding the sum of (1) $66,000,000 and (2) to the extent any portion of such additional Indebtedness was originally incurred in a currency other than Dollars (“Alternative Currency Indebtedness”), the amount of the increase, if any, of the Dollar Equivalent at any time of the original aggregate principal amount of any such Alternative Currency Indebtedness from the Dollar Equivalent at the time of incurrence of such Alternative Currency Indebtedness or

(b)                                 The following sentence is hereby inserted as a separate paragraph following clause (f) of Section 2:

As used in this Guarantee, (i) the term “Indebtedness” shall mean Indebtedness (as defined in the Credit Agreement) of the Individual Guarantor except to the extent any such obligations comprising Indebtedness (including without limitation any contingent obligations) are collaterized by cash or Cash Equivalents, other than cash or Cash Equivalents held in Cash Accounts and (ii) the term “Dollar Equivalent” shall mean, at any time, (x) with respect to any amount denominated in Dollars, such amount and (y) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the spot rate for the purchase of Dollars with such other currency through its principal foreign exchange trading office as of the relevant date of determination.

Section 3.                                          Confirmation of Guarantee.

(a)                                 The Individual Guarantor ratifies and confirms all of the terms and conditions of the Guarantee and all documents, instruments and agreements related thereto, which remain in full force and effect and which shall remain in full force and effect on a continuous basis on the date hereof. The Individual Guarantor acknowledges that his obligations and liabilities under the Guarantee continue in full force and effect on a continuous basis, unpaid and undischarged, except as expressly provided in the Guarantee. The Guarantee, together with this Agreement, shall be read and construed as a single agreement. This Agreement shall constitute a Loan Document.

(b)                                 As of the date hereof, the Individual Guarantor affirms the guarantees made in favor of each Secured Party under the Guarantee, which guarantees shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof on and subject to the terms and conditions set forth in the Guarantee.

(c)                                  As of the date hereof, the Individual Guarantor affirms the waivers made under the Guarantee, which waivers shall continue in full force and effect during the term of the Credit

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Agreement and any amendments, amendments and restatements, supplements or other modifications thereof on and subject to the terms and conditions set forth in the Guarantee.

Section 4.                                          Representations and Warranties.  The execution and delivery by the Individual Guarantor of this Agreement and the performance of his obligations hereunder constitutes a legal, valid and binding obligation of the Individual Guarantor, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.                                          Limitation of this Agreement.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Agreement shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Guarantee or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Collateral Agent or Secured Parties may now have or may have in the future under or in connection with the Guarantee or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Agreement, each reference in the Guarantee to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Guarantee shall mean the Guarantee as amended hereby.  This Agreement shall be construed in connection with and as part of the Guarantee.

Section 6.                                          Miscellaneous.

(a)                                 Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their respective successors and permitted assigns; provided, that the Individual Guarantor shall not have any right to assign his rights or obligations hereunder without the consent of the Collateral Agent, and any such assignment in violation of this Section shall be null and void; provided, further, that in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. Subsequent to any such assignment, the Agreement shall remain binding upon the Individual Guarantor. This Agreement shall be binding upon the Individual Guarantor’s successors, assigns, heirs, administrators, executors and legal representatives. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in the event of the death or disability of the Individual Guarantor, this Agreement shall remain binding on the Individual Guarantor’s estate or legal representatives, as the case may be.

(b)                                 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.  This Agreement shall be subject to the provisions regarding Jurisdiction, Waiver of Venue, Services of Process and Waiver of Jury Trial set forth in Sections 16 and 17 of the Guarantee and such provisions are incorporated herein by reference, mutatis mutandis.

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(c)                                  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d)                                 Headings. The Section headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction hereof or be taken into consideration in interpreting this Agreement.

(e)                                  Independent Obligations. The obligations of the Individual Guarantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against the Individual Guarantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Guarantor, any Loan Party or any other Collateral and without first joining any other Guarantor or any Loan Party in any proceeding.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

ROBERT F.X. SILLERMAN, as the Individual Guarantor

By:	/s/ Robert F.X. Sillerman

[Signature Page to Amendment No. 3 to Guarantee Agreement]

BARCLAYS BANK PLC,
as Collateral Agent and as a Lender

By:	/s/ Robert Chen
Name: Robert Chen
Title: Managing Director

[Signature Page to Amendment No. 3 to Guarantee Agreement]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

[Signature Page to Amendment No. 3 to Guarantee Agreement]

JEFFERIES GROUP LLC, as a Lender

By:	/s/ John Stacconi
Name: John Stacconi
Title: Global Treasurer

[Signature Page to Amendment No. 3 to Guarantee Agreement]